SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FIRST AMENDED
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2006

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
580 2nd Street, Suite 102
Encinitas, CA 92024
(Address of principal executive offices)

(760) 230-2300
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction:  This First Amended Form 8-K is being filed to change the term of a consulting agreement that was previously filed from 12 months to 6 months.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2006, we entered into an employment agreement (see Exhibit 10.1 for a copy of the agreement we reached with Mr. Panther) with James B. Panther II, who for a term of 24 months shall serve as our President and Chief Executive Officer. Mr. Panther is entitled to, among other items, a base salary, common stock purchase warrants (in the form of our Series D Common Stock Purchase Warrants (hereinafter referred to as the “Series D Warrants”), a specimen copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1), profit sharing from operations and reimbursement of expenses. Mr. Panther’s duties and compensation are fully disclosed in the attached employment agreement. Although his obligations and responsibilities to the Company shall constitute a significant percentage of Mr. Panther’s business efforts, Mr. Panther remains contractually able to pursue non oil and gas-related business opportunities.

On April 24, 2006, we entered into an employment agreement with Mark L. Baum, Esq. (see Exhibit 10.2 for a copy of the agreement we reached with Mr. Baum), who for a term of 24 months, shall serve as our General Counsel. Mr. Baum shall provide the Company with general legal services related to our public filings as well as general business consulting services. Mr. Baum is entitled to, among other items, a base salary, Series D Warrants, profit sharing from operations and reimbursement of expenses. Mr. Baum’s duties and compensation are fully disclosed in the attached employment agreement. Although his obligations and responsibilities to the Company shall constitute a significant percentage of Mr. Baum’s business efforts, Mr. Baum remains contractually able to pursue non oil and gas-related business opportunities.

On April 24, 2006, we entered into a 12 month employment agreement with Joseph Wallen (see Exhibit 10.3 for a copy of the agreement we reached with Mr. Wallen). Mr. Wallen is entitled to, among other items, a base salary, Series D Warrants, profit sharing from operations and reimbursement of expenses. Mr. Wallen’s duties and responsibilities are fully disclosed in the attached employment agreement.

On April 24, 2006, we entered into our 2006 Directors Annual Compensation Program (the “Compensation Program”) with each of our current directors (see Exhibit 10.4 for a copy of the Compensation Program). Pursuant to the Compensation Program, in consideration of the members of our Board of Directors contributing not less than 15 hours per month of time along with additional commitments they will make related to their respective board service, we will pay each director $10,000 every 90 days. Payment will be made is shares of our restricted common stock at 110% of the closing market price as of April 24, 2006. In addition, we have agreed to issue each of our directors 1,000,000 Series D Warrants. The Series D Warrants vest at a rate of 250,000 warrants every 90 days.

On April 24, 2006, we entered into a 24 month consulting agreement (see Exhibit 10.5 for a copy of the agreement) with Business Consulting Group Unlimited, Inc. (“BCGU”). BCGU shall provide the Company with a part-time Controller, bookkeeping, reception, clerical, filing and data management, as well as additional operational support staff as such staffing needs arise. We agreed to pay BCGU a cash fee of $14,000 per month for these services.

On April 24, 2006, we entered into a sublease agreement (see Exhibit 10.6 for a copy of the sublease agreement) with Business Consulting Group Unlimited, Inc., allowing the Company to have access to the entire BCGU office space located in Encinitas, California. BCGU is currently seeking a larger office space in order to better accommodate the Company’s existing and future needs. BCGU expects to move into this larger space by June 1, 2006. The term of the sub-lease is three (3) years and calls for a monthly rent of $5,000 per month. The rent amount includes the use of a suite of office machines.

On April 24, 2006, we entered into a settlement agreement (see Exhibit 10.7 for a copy of the settlement agreement) with Mr. Darren Hayes (“Hayes”) concerning his past consulting arrangement with us. Pursuant to the terms of the agreement, we are required to pay Hayes a total of 225,000 shares of our common stock. Mr. Hayes remains indebted to the Company in the amount of $32,460.95.

On April 24, 2006, we entered into a 6 month consulting agreement with Luis Leung (see Exhibit 10.8 for a copy of the agreement we entered into with Mr. Leung). Pursuant to the terms of the agreement, we agreed to pay Mr. Leung 250,000 shares of our common stock registered on Form S-8 and Series D Warrants to purchase 250,000 shares of our common stock. Mr. Leung has been charged to advise the Company on information technology issues specific to the oil and gas industry, including short-term and long-term solutions for data acquisition management and analysis.

On April 24, 2006, we entered into a 6 month consulting agreement with Jerry Pence (see Exhibit 10.9 for a copy of the agreement we entered into with Mr. Pence). Pursuant to the terms of the agreement, we agreed to pay Mr. Pence 150,000 shares of our common stock registered on Form S-8 and Series D Warrants to purchase 250,000 shares of our common stock. Mr. Pence has been charged to provide the Company with detailed financial analysis of our existing and pro-forma cash flows, with an emphasis on scenario analysis given our existing cash flows and financing obligations.

On April 24, 2006, we entered into a 12 month consulting agreement with Cameron King, our former CEO and President (see Exhibit 10.10 for a copy of the agreement we reached with Mr. King). Pursuant to the terms of the agreement, we agreed to pay Mr. King: (i) $5,000 in our common shares per month; and (ii) a percentage of the increase in profits from our Canadian operations.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

The following disclosure regarding the issuance of our Series D 5 Year Common Stock Purchase Warrants is being made, consistent with Rule 701 of Regulation SB.

On April 24, 2006, our board of directors authorized the issuance of a total of 13,500,000 Series D Warrants. Of this amount of Series D Warrants, both Mr. Baum and Mr. Panther received 4,000,000 each. Mr. Wallen received 1,000,000 Series D Warrants related to his April 24, 2006 employment agreement. Each member of our Board of Directors received 1,000,000 Series D Warrants. Lastly, both Mr. Leung and Mr. Pence each received 250,000 Series D Warrants. All Series D Warrants are exercisable for a term of 5 years at an exercise price equal to 110% of the closing market price as of April 24, 2006, the date of their issuance. The vesting periods for each individual who received Series D Warrants are contained in each respective person’s agreement with the Company. All agreements that relate to the issuance of Series D Warrants are attached to this Current Report filed under Form 8-K.

Section 8 - Other Events

Item 8.01  Other Events.

On April 24, 2006, TransAction Oil & Gas Ventures, Inc. (“Transaction”), the operators of what we have referred to as the 10-22-025-02 W4M well (the “10-22 Well”) received an indication that the 10-22 Well was again beginning to build pressure sufficient enough to again produce. On May 1, 2006, the Company received a confirmatory communication from Transaction that the 10-22 Well had commenced production without the need for remedial work that the Company believed was required in order resume production. On May 1, the Company sent Joseph Wallen to Calgary to confirm what was indicated by Transaction. Mr. Wallen has reported, after having physically visited the site of the 10-22 Well, that the 10-22 Well is now flowing and producing at an average rate of .65 MMCF per day. Further, we have been advised by Transaction, who has significant experience with Viking Formation wells (and the 10-22 Well is a Viking Formation well), that the average life of such wells is between 12 and 24 months. With this in mind, given the prior high flow of the 10-22 Well, the Company is not able draw a conclusion as to how much longer the 10-22 Well will produce. The Company does however believe that more than 50% of the reserve from this well has been recovered.

On February 15, 2006, we entered into an agreement (the “Longleaf Agreement”) to acquire 100% of the interests in Longleaf Production LLC, L-TEXX Petroleum LP and L-TEXX Management LLC (collectively referred to as “Longleaf”). In consideration of the Company transmitting a non-refundable $100,000 deposit (the “Escrow Money”) into escrow with Longleaf’s attorneys, Company would receive the exclusive opportunity, for 45 days, to conduct due diligence on Longleaf and to close the proposed transaction under terms that were outlined in an acquisition memorandum. As of the date of this Current Report filed on Form 8-K, the Company has not closed on the Longleaf transaction and the 45 day exclusive period has passed. On May 2, 2006, the Company’s general counsel, Mark L. Baum, Esq. was able to secure a binding agreement with Longleaf that would provide the Company with the return of $50,000 of the Escrow Money and allow the Company to have a new 30 day exclusive period (beginning at the time Longleaf transmits the $50,000 wire transfer) during which the Company and Longleaf may negotiate to purchase either Longleaf itself or Longleaf’s assets. While the Company intends to exercise good faith by undertaking to conduct thorough due diligence on Longleaf and attempt to close the Longleaf transaction, the Company cannot provide any reasonable assurance that we will be able to do so, or that after conducting sufficient due diligence on Longleaf, given the terms of the proposed Longleaf transaction, the Company will desire to close the Longleaf transaction.

Pursuant to the settlement agreement reached in the lawsuit filed in the 11th Civil Court in Harris County, Texas, were required to have a meeting with Mr. William Stinson our past Chief Operations Officer. The meeting with Mr. Stinson was scheduled for April 21, 2006 at 9:00 am and confirmed by his attorney. Mr. Stinson failed to appear at the meeting. We believe that we have attempted to comply with the settlement agreement in good faith and that further attempts to schedule a meeting with Mr. Stinson would be expensive and futile. Accordingly, unless required by the court, we will make no further attempts to schedule a meeting with Mr. Stinson.

As was previously disclosed in a Current Report filed on Form 8-K on April 21, 2006, James B. Panther II (“Panther”) and Mark L. Baum, Esq. (“Baum”) are shareholders and the principal owners of BCGU. BCGU has executed agreements with the Company in order for BCGU to perform various critical functions for the Company. Additionally, given the Company’s recent office closures in Houston and Vancouver and the physical location of Baum and Panther, the Company has resolved to sub-lease space from BCGU. None of the agreements between BCGU and the Company have been negotiated by Baum or Panther and all such agreement have been reviewed and approved by Mr. Brown, our director and the Chairman of our Compensation Committee.

On May 1, 2006, the Company made a principal and interest payment to our senior secured investors.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

4.1	Form of Series D Common Stock Purchase Warrant

10.1	April 24, 2006 Employment Agreement between Quest Oil Corporation and James B. Panther II

10.2	April 24, 2006 Employment Agreement between Quest Oil Corporation and Mark L. Baum, Esq.

10.3	April 24, 2006 Employment Agreement between Quest Oil Corporation and Joseph Wallen

10.4	2006 Directors Annual Compensation Program

10.5	April 24, 2006 Consulting Agreement between Quest Oil Corporation and Business Consulting Group Unlimited, Inc.

10.6	April 24, 2006 Office Space Sublease between Quest Oil Corporation and Business Consulting Group Unlimited, Inc.

10.7	April 24, 2006 Settlement Agreement between Darren Hayes and Quest Oil Corporation

10.8	April 24, 2006 Consulting Agreement between Luis Leung and Quest Oil Corporation

10.9	April 24, 2006 Consulting Agreement between Jerry Pence and Quest Oil Corporation

10.10	April 24, 2006 Consulting Agreement between Cameron King and Quest Oil Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	Joseph F. Wallen ______________
By:	Joseph F. Wallen
Its:	Chief Financial Officer